EXHIBIT 4.4.2
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SECOND SENIOR NOTES SUPPLEMENTAL INDENTURE (this “Second Senior Notes Supplemental Indenture”) dated as of November 16, 2010 among the Issuers (as defined below) Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the affiliates of the Issuers party hereto (the “Additional Senior Note Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), principal paying agent, registrar and transfer agent, to the indenture dated as of October 15, 2010 (the “Original Senior Notes Indenture”, and together with the First Senior Notes Supplemental Indenture (as defined below), the “Senior Notes Indenture”), in respect of the issuance of an aggregate principal amount of $1,500,000,000 of 9.000% Senior Notes due 2019 (the “Senior Notes”).
W I T N E S S E T H :
          WHEREAS Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuer I and the US Issuer II, the “Issuers”), RGHL US Escrow I Inc., RGHL US Escrow I LLC, RGHL Escrow Issuer (Luxembourg) I S.A., BP I and certain affiliates of the Issuers, as Senior Note Guarantors, have heretofore executed and delivered to the Trustee a supplemental indenture (the “First Senior Notes Supplemental Indenture”) dated as of November 16, 2010, to the Original Senior Notes Indenture;
          WHEREAS pursuant to a joinder agreement dated as of November 16, 2010 to the Senior Secured Credit Facilities, each Additional Senior Note Guarantor executing this Second Senior Notes Supplemental Indenture has become a guarantor under the Senior Secured Credit Facilities;
          WHEREAS pursuant to Section 4.11 of the Senior Notes Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Senior Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment and the other obligations of the Issuers under the Senior Notes and the Senior Notes Indenture;
          WHEREAS pursuant to Section 9.01(a)(vi) of the Senior Notes Indenture, the Trustee, BP I and the Issuers are authorized (i) to amend the Senior Notes Indenture to add a Senior Note Guarantor with respect to any Senior Note and (ii) to execute and deliver this Second Senior Notes Supplemental Indenture;
          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Senior Notes Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Senior Note Guarantors mutually covenant and agree for the equal and ratable benefit of the Trustee and the Holders of the Senior Notes as follows:
          1. Agreement to Assume. Pactiv Corporation hereby assumes all of the obligations of Reynolds Acquisition Corporation, as a Successor Senior Note Guarantor under the Senior Notes and the Senior Notes Indenture and Additional Senior Note Guarantor under this Second Senior Notes Supplemental Indenture.
          2. Agreement to Guarantee. The Additional Senior Note Guarantors (which includes Pactiv Corporation) hereby agree jointly and severally with all other Senior Note Guarantors, to unconditionally guarantee the Issuers’ obligations under the Senior Notes and the Senior Notes Indenture on the terms and subject to the conditions set forth in Article X of the Senior Notes Indenture and to be bound by all other applicable provisions of the Senior Notes Indenture.
          3. Ratification of Senior Notes Indenture; Second Senior Notes Supplemental Indenture Part of Senior Notes Indenture. Except as expressly amended hereby, the Senior Notes Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Following the date hereof, all of the covenants set forth in Article IV of the Senior Notes Indenture shall be deemed to have been applicable to the Additional Senior Note Guarantors as of the Issue Date as if the Additional Senior Note Guarantors had been parties thereto on such date, and any action or inaction taken by the Additional Senior Note Guarantors after the Issue Date and prior to the date hereof prohibited by the Senior Notes Indenture, shall be deemed a Default by the Additional Senior Note Guarantors under the Senior Notes Indenture as of the date hereof. This Second Senior Notes Supplemental Indenture shall form a part of the Senior Notes Indenture for all purposes, and every holder of a Senior Note heretofore or hereafter authenticated and delivered shall be bound hereby.
          4. Governing Law. THIS SECOND SENIOR NOTES SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Senior Notes Supplemental Indenture.
          6. Duplicate Originals. The parties may sign any number of copies of this Second Senior Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          8. No Adverse Interpretation of Other Agreements. This Second Senior Notes Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Second Senior Notes Supplemental Indenture.
          9. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Senior Note Guarantor, will have any liability for any obligations of the Issuers under the Senior Notes, this Second Senior Notes Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the guarantee of the obligations under the Senior Notes and the Senior Notes Indenture by the Additional Senior Note Guarantors. The waiver may not be effective to waive liabilities under the federal securities laws.
          10. Successors and Assigns. All covenants and agreements of the Issuers and the Additional Senior Notes Guarantors in this Second Senior Notes Supplemental Indenture and the Senior Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Second Senior Notes Supplemental Indenture shall bind its successors and assigns.
          11. Severability. In case any one or more of the provisions contained in this Second Senior Notes Supplemental Indenture or the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Senior Notes Supplemental Indenture or the Senior Notes.
          12. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
     if to any of the Issuers or any Senior Note Guarantor:
Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Attn: Helen Golding
Fax: +612 9268 6693
helen.golding@rankgroup.co.nz

and

if to the Trustee, Principal Paying Agent, Transfer Agent or Registrar:

The Bank of New York Mellon
101 Barclay Street 4-E
New York, NY 10286
Attn: International Corporate Trust
Fax: (212) 815-5366
catherine.donohue@bnymellon.com
lesley.daley@bnymellon.com
          13. Amendments and Modification. This Second Senior Notes Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Senior Notes Indenture and by written agreement of each of the parties hereto.
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          IN WITNESS WHEREOF, the parties hereto have caused this Second Senior Notes Supplemental Indenture to be duly executed as of the date first above written.

REYNOLDS GROUP ISSUER INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary
REYNOLDS GROUP ISSUER LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorized Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorized Signatory

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PACTIV CORPORATION
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
Title:
PACTIV FACTORING LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President
PACTIV GERMANY HOLDINGS INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV INTERNATIONAL HOLDINGS INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President
PACTIV MANAGEMENT COMPANY LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PCA WEST INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

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PRAIRIE PACKAGING, INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President
PWP HOLDINGS, INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President
PWP INDUSTRIES, INC.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President
PACTIV RSA LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV RETIREMENT ADMINISTRATION LLC
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

NEWSPRING INDUSTRIAL CORP.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

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THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent and Registrar

By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

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